Exhibit 99.1

Uber Announces Inaugural $7 Billion Share Repurchase Authorization

SAN FRANCISCO--Uber Technologies, Inc. (NYSE: UBER) today announced that its Board of Directors has authorized the repurchase of up to $7 billion of the company’s common stock.

“Today’s authorization of our first-ever share repurchase program is a vote of confidence in the company’s strong financial momentum. We will be thoughtful as it relates to the pace of our buyback, beginning with actions that partially offset stock-based compensation, and working towards a consistent reduction in share count,” said Prashanth Mahendra-Rajah, CFO.

Uber will also host its previously announced virtual Investor Update today at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time), where the company’s executive leadership team will present an updated view of the company’s strategy, financial framework, and capital allocation plans, followed by Q&A. A link for the live webcast and the accompanying materials are now available on Uber’s Investor Relations website at investor.uber.com.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 47 billion trips later, we’re building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2023 and subsequent annual reports, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investors and Analysts:

investor@uber.com

Press:

press@uber.com